BW2127  DEC 28,2000       10:46 PACIFIC      13:46 EASTERN


(BW)(NY-ACCIDENT-PREVENTION-PLUS)(ACDP) Accident Prevention Plus, Inc. Eligible Quotation on the OTC-BB

     Business Editors

     NEW YORK--(BUSINESS WIRE)--Dec. 28, 2000--On December 27, 2000 The National Association of Securities Dealers, Inc. has advised the company that it is eligible for quotation on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). The company's common stock is trading under the symbol ACDP and has commenced trading on December 28, 2000.

     About Accident Prevention Plus, Inc.

     The Company designs, develops, markets and sells a comprehensive line of onboard computer recording systems, the APP1000, the APP2000 and the APP3000 (hereinafter, collectively called the "AP+Series"). The AP+Series Products include a dual axis accelerometer designed and developed by the Company to measure the sway of a vehicle, and onboard systems that monitor and record data for accident prevention, driver training and evaluation, and maintenance operations for fleet vehicles.

     The AP+Series are often dubbed "black boxes" after the ones used in large aircraft. The AP+Series units can be custom-designed to specific requirements by using individual operating parameters and are upgradeable to meet further needs of fleet management companies as they adapt to a changing world. The AP+Series have the ability to monitor, record and retrieve numerous types of data depending on the individual customer's specific requirements. Some examples of the analyzed categories for the transportation industry include, but are not limited to, (i) driving chronologies (maximum speed, deceleration, idling, last 20 overspeedings, brake occurrences and intensities), (ii) trip chronologies (driver identification, date and time of vehicle usage, total driving time and distance, dangerous braking occurrences), and (iii) vehicular chronologies (distance/speed, engine rpm, lights, water temperature, oil temperature, air pressure, vehicular sway). This data is permanently recorded thus often providing a record of critical information.

     The Company intends to seek to capture market niches in the field of transportation. Management believes that within the transportation industry, the AP+Series products with Smart card technology may be utilized in emergency vehicles for police, fire and ambulance departments. In addition, the AP+Series products coupled with the Smart card technology may be used by a variety of businesses or governmental agencies to create and track drivers' licenses, or to create passports, medical cards or insurance cards, which would provide instant access to critical information.

     Statements made in this press release that are not historical or current facts are "forward-looking statements." These statements can be identified by the use of terms such as "may", "will", "expect", "believe", "anticipate", "estimate", "approximate" or "continue", or the negative thereof. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to successfully penetrate the Company's markets both in the United States and in foreign countries, and failure to capitalize upon access to new markets. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

     --30--mc/ny*

     CONTACT: Accident Prevention Plus, Inc.
              Jeffrey Carus, 631/360-0600 (Investor Relations)
              Jcarus@applus.com
              http://www.applus.com/

     KEYWORD: NEW YORK
     INDUSTRY KEYWORD: AEROSPACE/DEFENSE AIRLINES HARDWARE
                       TRANSPORTATION COMPUTERS/ELECTRONICS PRODUCT